UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Cornerstone Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CORNERSTONE BANCSHARES, INC.
835 Georgia Avenue
Chattanooga, Tennessee 37402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2010

Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Cornerstone Bancshares, Inc., a Tennessee corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “Company”), will be held at the Ooltewah Branch, 8966 Old Lee Highway, Ooltewah, Tennessee, on Thursday, on April 29, 2010, beginning at 6:00 p.m. local time, for the following purposes:

1.           Election of Directors.  To elect ten (10) individuals to the Board of Directors.

2.           Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.           Approval of Charter Amendment to Increase the Number of Authorized Shares of Common Stock.  To approve an amendment to the Company’s charter to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.

4.           Other Business.  To transact such other or further business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.

Only shareholders of record at the close of business on February 26, 2010 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

All shareholders, whether or not they expect to attend the Shareholders Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the President of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Shareholders Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Chattanooga, Tennessee	Wesley M. Welborn	Nathaniel F. Hughes
March 26, 2010	Chairman	President and Chief Executive Officer

YOU ARE ENCOURAGED TO ATTEND THE SHAREHOLDERS MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU, AT YOUR EARLIEST CONVENIENCE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF
CORNERSTONE BANCSHARES, INC.
TO BE HELD ON
APRIL 29, 2010

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders (the “Shareholders”) of Cornerstone Bancshares, Inc., a Tennessee corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from holders of the outstanding shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), for use at the annual meeting of the Shareholders to be held at the Ooltewah Branch, 8966 Old Lee Highway, Ooltewah, Tennessee, on Thursday, April 29, 2010, beginning at 6:00 p.m. local time, and at any adjournment or postponement thereof (the “Shareholders Meeting”). In order to obtain directions to attend the Shareholders Meeting contact Ms. Charlotte Lindeman at (423) 385-3097.

The Board has fixed the close of business on February 26, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Shareholders Meeting. Each share of Common Stock entitles the holder thereof to one vote. As of February 26, 2010, there were issued and outstanding 6,500,396 shares of Common Stock.

Proxies for the Shareholders Meeting are hereby being solicited on behalf of the Company. In connection with the solicitation of proxies, the Board has designated Mr. Nathaniel F. Hughes or Doyce G. Payne, M.D. as proxies. Shares represented by all properly executed proxy cards received in time for the meeting (the “Proxy Shares”) will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, the Proxy Shares will be voted (i) “FOR” the election of the ten (10) persons specified as nominees for directors of the Company; (ii) “FOR” the ratification of the Audit Committee’s appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; (iii) “FOR” the approval of an amendment to the Company’s charter to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares; and (iv) in the best judgment of the person named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting. The Board knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the Proxy Shares will be voted for the election, in his or her stead, of such other person as the Board may recommend.

The proxy is revocable by you by providing written notice to the President of the Company at any time prior to the exercise of the authority granted thereby or by attending the Shareholders Meeting and electing to vote in person.

This Proxy Statement is dated March 26, 2010 and it and the accompanying notice and form of proxy are first being mailed to the Shareholders on or about March 26, 2010. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Shareholders Meeting. Votes cast by proxy or in person at the Shareholders Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat Proxy Shares that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not be counted as votes for or against any proposal. In those instances where shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes. Broker non-votes will not be counted as votes for or against any proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2010:  This Proxy Statement and the Company’s 2009 Annual Report to Shareholders are available at www.cscbank.com in the Investor Relations area.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information, as of February 26, 2010, with respect to beneficial ownership by (i) each person who is known to the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer (as such term is defined under Item 402(m)(2) of Regulation S-K, referred to herein collectively as the “named executive officers”) for the fiscal year ended December 31, 2009 (referred to herein as “fiscal 2009”), and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have the sole voting and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law).

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock (1)
5% or More Beneficial Owners:
The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606		407,406	(2)	6.27%
Directors and Named Executive Officers:
B. Kenneth Driver	Director	112,969	(3)	1.74%
Karl Fillauer	Director	152,466	(3)(4)	2.34%
David G. Fussell	Director	1,025	(3)	*
Nathaniel F. Hughes	President, Chief Executive Officer and Director(5)	237,991	(3)(4)	3.60%
Gregory B. Jones	Former Chairman of the Board, Chief Executive Officer and Director(6)	106,247	(4)	1.63%
Jerry D. Lee	Executive Vice President, Chief Credit Officer and Director(7)	203,590	(3)(4)	3.08%
Lawrence D. Levine	Director	40,334	(3)(4)	*
Frank S. McDonald	Director	10,852	(3)	*
Doyce G. Payne, M.D.	Director	177,768	(3)(4)	2.73%
Gary W. Petty, Jr.	Senior Vice President and Chief Financial Officer	8,217	(3)	*
Carolyn J. Smith	Senior Vice President and Chief Deposit Officer	22,698	(3)	*
Robert B. Watson	Executive Vice President and Senior Loan Officer	26,511	(3)	*
Wesley M. Welborn	Chairman and Director	31,908	(3)	*
Kim H. White	Former Director(8)	8,632	(4)	*
Billy O. Wiggins	Director	162,952	(3)(4)	2.50%
Marsha Yessick	Director	113,213	(3)(4)	1.74%
All directors and executive officers as a group (16 persons)		1,417,373		20.83%

*	Signifies less than one percent.

(1)	Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 6,500,396 shares issued and outstanding on February 26, 2010.

(2)
This information is based solely upon a Schedule 13G/A filed with the Commission on February 11, 2010 by The Banc Fund Company, L.L.C. (“TBFC”) on behalf of Banc Fund VI L.P. (“BF VI”), an Illinois limited partnership, Banc Fund VII L.P. (“BF VII”), an Illinois limited partnership, and Banc Fund VIII L.P. (“BF VIII”), an Illinois limited partnership, (collectively, the “Reporting Persons”) reporting beneficial ownership of 407,406 shares of the Company’s Common Stock.  The general partner of BF VI is MidBanc VI L.P. (“MidBanc VI”), whose principal business is to be a general partner of BF VI.  The general partner of BF VII is MidBanc VII L.P. (“MidBanc VII”), whose principal business is to be a general partner of BF VII.  The general partner of BF VIII is MidBanc VIII L.P. (“MidBanc VIII”), whose principal business is to be a general partner of BF VIII.  MidBanc VI, MidBanc VII, and MidBanc VIII are Illinois limited partnerships. The general partner of MidBanc VI, MidBanc VII, and MidBanc VIII is TBFC, whose principal business is to be a general partner of MidBanc VI, MidBanc VII, and MidBanc VIII. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of the Reporting Persons, since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC.

(3)
Includes the following numbers of shares subject to purchase pursuant to options that are exercisable or will become exercisable within 60 days of February 26, 2010: Mr. Driver—5,625 shares; Mr. Fillauer—5,625 shares; Mr. Fussell—1,025 shares; Mr. Hughes—108,950 shares; Mr. Lee—104,950 shares; Mr. Levine—5,625 shares; Mr. McDonald—2,625 shares; Dr. Payne—5,625 shares; Mr. Petty—7,600 shares; Ms. Smith—16,600 shares; Mr. Watson—26,100 shares; Mr. Welborn—2,625 shares; Mr. Wiggins—5,625 shares; Ms. Yessick—5,625 shares; and all directors and officers as a group—304,225 shares. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person listed above as a beneficial owner.

(4)
Includes shares held by affiliated entities, shares held by spouses, children or other close relatives, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Fillauer—146,841 shares; Mr. Hughes—3,084 shares; Mr. Jones—35,587 shares; Mr. Lee—41,554 shares; Mr. Levine—35,439 shares; Dr. Payne—67,228 shares; Ms. White—3,290 shares; Mr. Wiggins—12,101 shares; and Ms. Yessick—51,429 shares.

(5)	Effective November 12, 2009, Mr. Hughes was appointed to serve as President and interim Chief Executive Officer of the Company.

(6)
Effective November 12, 2009, Mr. Jones resigned from his positions as the Chairman and Chief Executive Officer and as a director of the Company and from all other positions he held as an officer or director of the Company and its subsidiaries and affiliates.

(7)	Mr. Lee has not been nominated for election to the Board at the Shareholders Meeting and, as a result, will cease to be a director immediately following the Shareholders Meeting.

(8)	Effective December 16, 2009, Ms. White resigned as a director of the Company and of any and all subsidiaries and affiliates of the Company.

PROPOSALS

Item 1.    ELECTION OF DIRECTORS

The Company’s bylaws provide that the Board shall be comprised of nine to fifteen directors.  As a result of the resignation of two directors in late 2009, the size of the Board decreased from a total of 13 directors to its present size of 11 directors. Effective November 12, 2009, Gregory B. Jones resigned as Chairman and Chief Executive Officer and as a director of the Company and from all other positions he held as an officer and director of its subsidiaries and affiliates, including the Company’s sole banking subsidiary, Cornerstone Community Bank (the “Bank”). Effective December 16, 2009, Kim H. White resigned as a director of the Company and the Bank due to a change of employment that created a conflict of interest and not as the result of a disagreement with the Company.

On January 25, 2010, the Board nominated B. Kenneth Driver, Karl Fillauer, David G. Fussell, Nathaniel F. Hughes, Lawrence D. Levine, Frank S. McDonald, Doyce G. Payne, M.D., Wesley M. Welborn, Billy O. Wiggins and Marsha Yessick to stand for election as directors at the Shareholders Meeting. Although Jerry D. Lee was not nominated for re-election as a director of the Company and Cornerstone Community Bank, he will continue in his present role as Executive Vice President and Chief Credit Officer. As a result, Mr. Lee will cease to be a director after the Shareholders Meeting and the size of the Board will be further decreased to 10 members. Should any nominee become unable to serve for any reason, or choose not to serve, the Board may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution provide for a lesser number of directors.

Each director elected at the Shareholders Meeting will serve until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Information about Director Nominees

Set forth below with respect to the nominees for director of the Company is information regarding their business experience during the past five years and other information. In addition, the individual experiences, qualifications, attributes and/or skills of each nominee for director that led to his or her nomination and contribute to the Board’s effectiveness as a whole are also discussed below.

Name	Age	Principal Occupation and Qualifications
B. Kenneth Driver	74
Vice Chairman and Co-Chief Executive Officer of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer, since January 2007. He previously served as President and Chief Operations Officer of Fillauer Companies, Inc. from 1996 to 2007. He has been a director of the Company since 1997. Mr. Driver has extensive experience in the matters involved in running a large public company, has served in several capacities from CFO to President and has expertise in finance and accounting, corporate governance, employee matters, and mergers and acquisitions.

Karl Fillauer	62
Chairman of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer, since 1996. He has been a director of the Company since 1997. Mr. Fillauer brings significant executive management experience and insight to the Board and is proficient in matters relating to finance and accounting, corporate governance, employee matters, and mergers and acquisitions.

David G. Fussell	63
Retired Chief Investment Officer (CIO) of Unum Group, a leading worldwide provider of employee benefit insurance. Mr. Fussell was employed by Unum Group and its predecessors for 42 years, including as its Senior Vice President of Investments from 2000 to 2004.  He has been a director of the Company since January 2009. As the CIO of a large public company, Mr. Fussell acquired extensive experience in matters relating to finance and accounting, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. His investment background adds material depth to the Company’s investment management and risk oversight process. In addition, he also serves on the board of several non-profit organizations.

Name	Age	Principal Occupation and Qualifications
Nathaniel F. Hughes	51
President and Chief Executive Officer of the Company and Cornerstone Community Bank since November 2009. He previously served as President and Chief Financial Officer of the Company and President and Chief Operating Officer of Cornerstone Community Bank from June 2004 to November 2009. Prior to this time, Mr. Hughes served as President and Chief Financial Officer of the Company and Cornerstone Community Bank from April 2003 to June 2004, and as Executive Vice President and Chief Financial Officer of the Company and Cornerstone Community Bank from February 1999 to April 2003. Mr. Hughes has been a director of the Company since April 2003. He has over 25 years experience in the banking and financial services industry, including expertise in finance and accounting. Mr. Hughes possesses extensive knowledge of the Company’s business and regulatory environment, including matters affecting public companies. As chief executive, he is intimately involved in the Company’s strategic vision and direction and interacts with key executives and constituents within and outside the organization. He also serves on the board of several non-profit organizations.

Lawrence D. Levine	80
Retired insurance executive since 2002. Prior to 2002, he was President of Financial Management Corp., a Chattanooga based insurance and financial management company, for over twenty years. He has been a director of the Company since 1997. As a former small business risk management consultant, Mr. Levine brings an extensive amount of experience concerning small business market and risk management. In addition, his background assists the Company in human resources management. He also serves on the board of several non-profit organizations.

Frank S. McDonald	58
President of FMA Architects, PLLC, a Chattanooga based architectural firm, for more than ten years. He has been a director of the Company since September 2005. Mr. McDonald’s extensive experience in the development and real estate industry assist the Bank’s loan origination process and credit risk management. In addition, he has vast experience in board governance and has served as Chairman of several non-profit organizations.

Doyce G. Payne, M.D.	59
Retired physician of obstetrics and gynecology in the Chattanooga area. He practiced obstetrics and gynecology in the Chattanooga area for more than ten years prior to his retirement in 2004. He has been a director of the Company since 1997. As a resident of Chattanooga, his knowledge of the Chattanooga market fits well with the Company’s strategy of focusing on its core banking franchise in Hamilton County. He also serves on the boards of several non-profit organizations.

Wesley M. Welborn	51
Chairman of the Board of Directors of the Company and the Bank since November 2009. Mr. Welborn also has served as President of Welborn & Associates, Inc., a Chattanooga based consulting firm specializing in transportation logistics, for more than ten years. He has been a director of the Company since September 2005. Mr. Welborn has served on the boards of numerous trucking companies and associations. In addition, he served on the board of a publicly traded bank for many years and for two terms as a director of the Federal Reserve Bank of Atlanta’s Birmingham Branch. He also serves on the boards of several non-profit organizations.

Billy O. Wiggins	67
President of Checks, Inc., a Chattanooga based specialty check printing company, for more than ten years. He has been a director of the Company since 1997. Mr. Wiggins has expertise in retailing and wholesaling and extensive experience in the matters involved in running a large company, including finance and accounting, corporate governance, employee matters, and mergers and acquisitions.

Name	Age	Principal Occupation and Qualifications
Marsha Yessick	62
Owner of Yessick’s Design Center, a Chattanooga based interior design company, for more than ten years. She has been a director of the Company since 1997. As the founder and operator of several businesses, Ms. Yessick has developed significant experience in managing and operating businesses of varying sizes. In addition, her background assists the Company in human resources management.

Required Vote

Directors will be elected by a plurality of the votes cast at the Shareholders Meeting at which a quorum is present.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

Item 2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010

The Audit Committee of the Board has appointed Hazlett, Lewis & Bieter, PLLC (“HLB”) to serve as the independent registered public accounting firm for the Company and its subsidiary for the fiscal year ending December 31, 2010 (sometimes referred to herein as “fiscal 2010”). HLB has served as the independent registered public accounting firm for the Company since 1997 and for the Bank since 1996. HLB has advised the Company that neither HLB nor any of its partners have any direct or material interest in the Company and its subsidiary except as the independent registered public accounting firm of the Company and its subsidiary.

The Company is asking the shareholders to ratify the Audit Committee’s appointment for fiscal 2010. In the event the Shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other independent registered public accounting firms after fiscal 2010. A representative of HLB will be present at the Shareholders Meeting and will be given the opportunity to make a statement on behalf of HLB if he or she so desires. The HLB representative is also expected to respond to appropriate questions from the shareholders.

Required Vote

The affirmative vote by holders of a majority of the shares of Common Stock represented at the Shareholders Meeting, at which a quorum is present, is required to ratify the appointment of HLB as the Company’s independent registered public accounting firm for fiscal 2010.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HAZLETT, LEWIS & BIETER, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Item 3.	APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CHARTER OF THE COMPANY, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board is requesting shareholder approval of an amendment (the “Amendment”) to the Company’s Amended and Restated Charter, as amended (the “Charter”), in order to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares. On February 22, 2010, the Board adopted resolutions approving the Amendment, subject to shareholder approval, and directed that the Amendment be submitted to a vote of the Company’s shareholders at the Shareholders Meeting. The Board has determined that the Amendment is in the best interests of the Company and its shareholders and recommends approval by the shareholders. The text of the proposed Amendment to the Charter is attached as Exhibit A to this proxy statement.

General Information

The Charter currently authorizes the issuance of up to 10,000,000 shares of Common Stock. As of February 26, 2010, there were 6,500,326 shares of Common Stock outstanding. In addition, as of February 26, 2010, the Company had 640,925 shares of Common Stock subject to outstanding stock options and 800,825 shares reserved for issuance pursuant to future grants under the Company’s shareholder-approved equity compensation plans. The additional shares of Common Stock to be authorized by the proposed Amendment will have rights identical to currently outstanding Common Stock.

Purpose of the Amendment

The Board believes that an increase in the number of authorized shares of Common Stock is advisable to ensure that enough shares will be available in the event the Board determines that it is necessary or appropriate to (i) raise additional capital through the sale of equity securities, (ii) acquire another company or its assets, (iii) provide equity incentives to employees, officers and directors, (iv) permit future stock splits in the form of stock dividends and/or (v) satisfy other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event the Board needs to undertake any of the foregoing actions on an expedited basis and, thus, to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of Common Stock.

As previously stated in its recent quarterly and annual reports, the Company experienced significant asset quality declines during 2009 primarily as a result of the non-payment of loans and higher than anticipated provisions for loan losses. These losses in turn have caused the Bank to no longer be a “well capitalized” institution within the meaning of applicable regulations of the Federal Deposit Insurance Corporation. In the Company’s most recent annual report, the Company stated that it may be necessary, among other things, to issue and sell shares of Common Stock or securities convertible into Common Stock in public or private offerings in order to provide additional capital to the Bank with the intention of restoring its status as a well capitalized institution.  The Board presently is considering a potential registered public offering of shares of preferred stock convertible into shares of Common Stock, in part, for this purpose. To ensure that the Company would have a sufficient number of authorized shares of Common Stock available for issuance upon conversion of such preferred stock, the preferences, limitations and relative rights of which would be set forth in a separate amendment to the Charter, without shareholder approval, pursuant to authority currently provided to the Board under the Charter, the Board is seeking shareholder approval of the Amendment. However, the Company currently is not obligated to conduct an offering and is not bound by any definitive agreement or arrangement with respect to an offering. Accordingly, no assurances can be given as to whether an offering will be conducted or the specific terms of any such offering, and the Board would have the flexibility to issue the additional authorized shares of Common Stock from time to time upon such terms as it may deem advisable and for any of the corporate purposes set forth above.

Possible Effects of the Amendment

If the Amendment is approved by shareholders, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law of the listing standards of any stock exchange on which shares of Common Stock may be listed at such time. The Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as so required. The additional authorized shares of Common Stock will have rights identical to currently outstanding Common Stock. Approval of the Amendment will not have an immediate dilutive effect on the proportionate voting power or other rights of existing shareholders. To the extent that the additional authorized shares are issued otherwise than for a stock split in the future, such shares may have a dilutive effect on the voting power of existing shareholders and, depending on the price for which they are issued, may have a dilutive effect on the Company’s earnings per share and may adversely affect the market price for the Common Stock. Existing shareholders have no preemptive or similar rights.

Although the Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, the Company would be able to use the additional shares to oppose a hostile takeover or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholder might otherwise receive a premium for their shares over then current market prices.

If shareholders approve the Amendment, the Board will have authority to file with the Secretary of State of Tennessee articles of amendment to the Charter to authorize an additional 10,000,000 shares of Common Stock. Upon approval and following such filing, the Amendment will become effective on the date it is filed.

No Dissenters’ Rights

Neither Tennessee law nor the Charter or bylaws of the Company provide shareholders with dissenters’ or appraisal rights in connection with this proposal.

Vote Required

Approval of the Amendment to the Charter to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Shareholders Meeting and entitled to vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Company’s business is managed by its employees under the direction and oversight of the Board of Directors. Board members are kept informed of the Company’s business through discussions with management, materials provided to them by management and their participation in Board and Board Committee meetings.

Board Composition and Director Independence

As a result of the director resignations of Gregory B. Jones effective November 12, 2009 and Kim H. White effective December 16, 2009, the size of the Board decreased from a total of 13 directors to its present size of 11 directors. In addition, because Jerry D. Lee was not nominated to stand for election as a director at the Shareholders Meeting, the Board will be further decreased to 10 members immediately following the Shareholders Meeting.

The directors of the Company are also directors of the Bank. The current Board is comprised of two employee directors, Messrs. Hughes and Lee, and nine non-employee directors, Messrs. Driver, Fillauer, Fussell, Levine, McDonald, Payne, Welborn and Wiggins and Ms. Yessick. Although the OTC Bulletin Board does not have rules regarding director independence, the Board in its business judgment has determined that each of the non-employee directors is an “independent director,” as defined by the listing standards of the Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). The Board has four standing committees: the Audit Committee, the Asset/Liability Management and Strategic Planning Committee, the Human Resource/Compensation Committee (sometimes referred to herein as the “Compensation Committee”) and the Nominating/Board Governance Committee. The Board limits membership on the Audit Committee, the Compensation Committee and the Nominating/Board Governance Committee to independent directors as defined by the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”). The standing committees advise the Board on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision. Each of these four committees has an identical counterpart which serves the Board of the Company’s only bank subsidiary, Cornerstone Community Bank (the “Bank”). In addition, the Bank has a Directors Loan Committee (the “Bank’s Loan Committee”). The Bank’s wholly owned subsidiary, Eagle Financial, Inc. (“Eagle”), has a board of directors of four independent non-management directors and three management directors. The Company’s Board selects the non-management directors from the Company’s independent directors.

Board Leadership Structure

Currently, the Chairman of the Board is an independent director. The offices of Chairman of the Board and Chief Executive Officer (CEO) were formerly held by the same person, but were separated following the resignation of Gregory B. Jones on November 12, 2009. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with necessary flexibility to adjust to changed circumstances. In light of the recent transition in management and the many challenges arising from the difficult economic and regulatory environment, the Board determined that separating the roles of Chairman and CEO following the departure of Mr. Jones would allow the CEO to devote the requisite significant time and focus on managing our business and restoring financial strength. However, under other circumstances, the Board may determine that combining these roles would better serve the Company by enabling one individual to act as a bridge between management and the Board, thereby facilitating their common purpose, and clarifying lines of authority and responsibility. Historically, the Company has not designated a separate lead independent director at times when the offices of Chairman and CEO were combined.

Risk Oversight

Oversight of risk management is a central focus of the Board and its committees. The full Board regularly receives reports both from Board committees and from management with respect to the various risks facing the Company, including the Bank, and oversees planning and responding to them as appropriate. The Audit Committee currently has primary responsibility for oversight of financial risk and for oversight of the Company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the Audit Committee is required to discuss the Company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The Asset/Liability Management and Strategic Planning Committee actively measures and manages interest rate risk and is responsible for approving the Company’s asset/liability management policies and for overseeing the formulation and implementation of strategies to improve balance sheet positioning and earnings. The Human Resource/Compensation Committee is chiefly responsible for compensation-related risks. Under its charter, the Human Resource/Compensation Committee must discuss and review the key business and other risks the Company faces and the relationship of those risks to certain compensation arrangements. The Bank’s Loan Committee has primary responsibility for credit risk and the committee’s duties include oversight of the Bank’s credit risk department. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility. The Board is currently conducting a comprehensive review of the Company’s risk management processes and expects to make changes to restructure and enhance those processes during 2010.

Code of Conduct

The Company has adopted a Code of Conduct, which contains provisions consistent with the SEC’s description of a code of ethics, which applies to its directors, officers and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller and persons performing similar functions. The purpose of the Code of Conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and other public communications by the Company; (3) be in compliance with applicable governmental laws, rules and regulations; (4) promptly report any violations of the Code of Conduct; and (5) establish accountability for adherence to the Code of Conduct. Each director is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct. The Company’s Code of Conduct is available on the Company’s website at www.cscbank.com in the Investor Relations area.

Meetings of the Board of Directors

Because all directors of the Company are also directors of the Bank, the Board of Directors of the Company and the Bank meet concurrently (collectively referred to herein as the “Board”). The Board held twelve meetings during 2009, and all directors attended at least 75% of the aggregate total number of meetings of the Board and meetings of the Board committees on which they served (to the extent held during the period for which the director had been a member of the Board or a member of such Board committees). The Company does not have a policy for director attendance at annual meetings. Seven of our then thirteen directors were present at the Company’s 2009 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee selects and engages the Company’s independent registered public accounting firm each year. In accordance with its charter, the Audit Committee, among other things, reviews the Company’s financial statements, the results of internal auditing, financial reporting procedures, reports of regulatory authorities, compliance with internal controls required by the Federal Deposit Insurance Corporation Improvement Act and regularly reports to the Board with respect to all significant matters presented at meetings of the Audit Committee. The charter of the Audit Committee is available on the Company’s website at www.cscbank.com in the Investor Relations area. The Audit Committee is currently comprised of four non-employee directors, Messrs. Levine, Payne, Fussell and McDonald, each of whom is “independent” as defined by the Nasdaq listing standards and the rules and regulations of the SEC. The Audit Committee does not have an “audit committee financial expert,” as defined in applicable SEC rules, because no director on the Board satisfies the criteria of an audit committee financial expert and the Company has not been able to find a suitable board member who is such an expert. The Audit Committee held four meetings for the Company during 2009, each of which was held concurrently with an identical committee of the Bank. Prior to the release of quarterly reports in 2009, the Audit Committee or a member of the Audit Committee also reviewed and discussed the interim financial information contained therein with HLB, the Company’s independent registered public accounting firm during fiscal 2009.

Audit Committee Report

Committee Charter

The Audit Committee and the Board have approved and adopted a charter for the Audit Committee, a copy of which is available on the Company’s website at www.cscbank.com in the Investor Relations area. In accordance with the charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The responsibilities of the Audit Committee are described in greater detail in the charter.

Auditor Independence

The Audit Committee received from HLB written disclosures and a letter regarding its independence as required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence,” describing all relationships between the independent registered public accounting firm and the Company that might bear on the registered public accounting firm’s independence, and discussed this information with HLB. The Audit Committee also reviewed and discussed with management and with HLB the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with HLB and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with HLB also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also considered, and concluded, that the provision of services by HLB described under the caption “All Other Fees” are compatible with maintaining the independence of HLB.

Review of Audited Financial Statements

The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2009 and has discussed the audited financial statements with management and with HLB. Based on all of the foregoing reviews and discussions with management and HLB, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the SEC.

The foregoing report is submitted by the following members of the Audit Committee:

Doyce G. Payne, M.D., Chariman
Lawrence D. Levine
Frank S. McDonald
David G. Fussell

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. In addition, such information shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Policies and Procedures for the Approval of Related Person Transactions

The charter of the Audit Committee provides that it must approve all transactions between the Company and related parties, as defined in applicable SEC rules and regulations. In accordance with this responsibility, the Audit Committee on a timely basis reviews and, if appropriate, approves all related party transactions. At any time in which an executive officer, director or nominee for director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related party transaction, such person is expected to notify the Chairperson of the Audit Committee of the transaction. Generally, the Chairperson of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related party transaction requiring approval by the Audit Committee. If the transaction is considered to be a related party transaction, then the Audit Committee will review the transaction and, in deciding whether to approve the transaction, will consider the factors it deems appropriate under the circumstances, including, but not limited to, the following:

•	The approximate dollar amount involved in the transaction, including the amount payable to the related person;
•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest;
•
Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	The purpose of the transaction and any potential benefits to the Company.

In addition to the Audit Committee’s written responsibility, as mandated by the Audit Committee’s charter, to approve related party transactions, the Company also has other written policies and procedures for approving and monitoring related third party transactions.

During fiscal 2009, there were no related party transactions to report in this proxy statement.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed to the Company for professional services rendered by HLB for the fiscal years ended December 31, 2008 and December 31, 2009:

Services	2008	2009
Audit Fees (1):	$134,055	$144,258
Audit Related Fees (2):	$17,500	$18,000
Tax Fees (3):	$12,700	$16,675
All Other Fees (4):	$0	$0

(1)
Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the independent registered public accounting firm can reasonably be expected to provide.

(2)
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent registered public accounting firm and are not included in the “Audit Fees” category.

(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

The charter of the Audit Committee provides that the duties and responsibilities of the Audit Committee include the pre-approval of all services that may be provided to the Company by the independent accountants whether or not related to the audit. In fiscal years 2008 and 2009, the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Asset/Liability Management and Strategic Planning Committee

The Asset/Liability Management and Strategic Planning Committee oversees and reviews the Company’s investment portfolio, risk management process, development and implementation of the Company’s strategic plan and interest risk positions. The current members of this Committee are Messrs. Driver, Fussell, Welborn and Wiggins. Mr. Fussell first became a member of the Asset/Liability Management and Strategic Planning Committee in January 2009. The Asset/Liability Management and Strategic Planning Committee held four meetings for the Company during 2009, each of which was held concurrently with an identical committee of the Bank.

Human Resource/Compensation Committee

The Human Resource/Compensation Committee makes recommendations to the Board with respect to the compensation of executive officers and employees of the Company and the Bank. The Human Resource/Compensation Committee administers the Company’s 401(k) plan, Employee Stock Ownership Plan (“ESOP”), Statutory-Nonstatutory Stock Option Plan, 2002 Long Term Incentive Plan and 2004 Non-Employee Director Compensation Plan. In addition, the Human Resource/Compensation Committee oversees the Company’s employee benefit and salary administration functions. The Board has adopted a written charter for this Committee, which is available on the Company’s website at www.cscbank.com in the Investor Relations area. The Human Resource/Compensation Committee is comprised of four independent directors chosen annually by the Board. Messrs. Driver, Fillauer and Levine and Ms. Yessick, who is the Committee Chairperson, constitute the current members of the Human Resource/Compensation Committee. Ms. White served as a member of the Human Resource/Compensation Committee from February 2009 to November 2009. Mr. Driver was appointed to serve on the Human Resource/Compensation Committee in November 2009. The Human Resource/Compensation Committee held four meetings for the Company during 2009, each of which was held concurrently with an identical committee of the Bank.

Nominating/Board Governance Committee

The Nominating/Board Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the Bank and the long-term interests of the Company’s shareholders. The Nominating/Board Governance Committee develops and maintains a list of potential candidates for the Board. In assessing candidates for service as an independent director, the Nominating/Board Governance Committee considers: the individual’s knowledge and contacts in the communities in which the Company does business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building an effective and responsive Board. The Nominating/Board Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them for service on the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board.

As described above diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Nominating/Board Governance Committee bases its recommendations of new nominees for director positions. The Board believes that diversity is important to the effective functioning of the Board. More generally, the Board is committed to fostering an environment of non-discrimination and equal opportunity for employees, customers and suppliers and treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Nominating/Board Governance Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

The Nominating/Board Governance Committee also reviews the performance and contribution of independent members of the Board and determines the need for any corporate officer to be considered a candidate for nomination. The Nominating/ Board Governance Committee will not consider nominees for directors recommended by shareholders. The Board has adopted a written charter for the Nominating/Board Governance Committee, which is available on the Company’s website at www.cscbank.com in the Investor Relations area. Each member of the Nominating/Board Governance Committee would be deemed independent under the Nasdaq listing standards. Messrs. Fillauer, Driver and Welborn and Ms. Yessick constitute the current members of the Nominating/Board Governance Committee. The Nominating/Board Governance Committee held five meetings during 2009, each of which was held concurrently with an identical committee of the Bank.

Shareholder Communications with Directors

Shareholders are encouraged to communicate with directors either in person or in writing at any time. Communications are not screened and written communications are passed on to the Board for their review and consideration. Written communications should be sent to Cornerstone Bancshares, Inc., Attention: Chairman of the Audit Committee, 6401 Lee Highway, Suite 119, Chattanooga, Tennessee 37421.

EXECUTIVE COMPENSATION

Introduction

The Compensation Committee (the “Committee”) carries out the Board’s overall responsibilities with respect to executive compensation, director compensation and review of the Company Chief Executive Officer’s (the “CEO”) performance. The Committee also oversees administration of the Company’s employee benefit plans, including the Company’s 401(k) plan and ESOP. The Committee operates under a written charter (see www.cscbank.com) that is approved annually by the Board. The Committee Chairperson sets the agenda and calendar for the Committee. The Committee has the authority to hire independent consultants to advise the Committee on compensation matters. For fiscal 2009, the Committee did not hire an independent consultant to advise the Committee on compensation matters. The CEO reviews the performance of the other named executive officers and recommends to the Committee compensation packages for each of them.

Total compensation of the Company’s named executive officers is determined primarily by the Company’s size in earning assets, the Company’s financial performance and the individual executive’s performance. In determining what types and levels of total compensation to offer the named executive officers, the Committee follows its written Executive Compensation Policy, including guidelines, using predetermined Company financial parameters for the distribution of the particular components of total compensation to the named executive officers.

Compensation Philosophy

The Company’s overall executive compensation philosophy is to align its compensation program with optimizing shareholder value. To that end, the program is designed to recognize superior operating performance and to attract, retain and motivate the executive talent essential to the Company’s financial success. Consistent with this philosophy, the Committee is guided by the following objectives when administering the Company’s overall compensation program:

•	Attract and retain highly qualified executives that portray the Company’s culture and values;
•	Motivate executives to provide excellent leadership and achieve the Company’s goals;
•	Provide substantial performance-related incentive compensation that is aligned to the Company’s strategy and directly tied to meeting specific Company objectives;
•	Strongly link the interests of the executives to the value derived by the Company’s shareholders from owning the Company’s Common Stock; and
•	Be fair, ethical, transparent and accountable in setting and disclosing executive compensation.

In furtherance of these objectives, the following considerations underlie the Committee’s determination with respect to the following principal elements of compensation for the named executive officers:

Base Salary – Individual salary determinations should be based upon incumbent qualifications, behaviors, cultural adherence and performance.

Annual Cash Incentives – Executives should have a portion of their total cash compensation at risk, contingent upon meeting Company objectives.

Long-Term Equity-Based Awards – Executives who are critical to the Company’s long-term success should participate in long-term incentive opportunities that link a portion of their total compensation to increasing shareholder value.

Retirement Plans and Other Benefits – Executives should participate in the Company’s benefit programs, such as health insurance, 401(k) plan, ESOP, vacation and life insurance, at a level consistent with policy, prevailing law and current regulation.

Total compensation is intended to correlate to the Company’s ability to grow earning assets, which in turn enhances the Company’s growth in shareholder value. The Committee did not use competitive salary surveys to determine or measure the total compensation of the named executive officers. A portion of each named executive officer’s total compensation consists of cash payments, including base salary and/or annual cash incentive awards. In addition, a portion of each named executive officer’s total compensation consists of equity awards designed to align the interests of the named executive officers with the interests of the Company’s stakeholders, who include shareholders, employees, directors and community interests.

Fiscal 2009 Summary Compensation Table and Narrative

Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits awarded to, earned by or paid to all persons who served as principal executive officer of the Company during 2009 and certain other executive officers, including the two other most highly compensated executive officers whose total compensation exceeded $100,000 (the “named executive officers”). The disclosure requirements include the use of tables and narrative discussion of any material factors necessary to an understanding of the information disclosed in the tables. The summary compensation table below sets forth certain elements of compensation for the named executive officers of the Company and the Bank for the periods indicated.

FISCAL 2009 SUMMARY COMPENSATION TABLE

		Salary	Bonus	Stock Awards	Option Awards	Non- equity Incentive Plan Compensation	Director Fees Earned or Paid in Cash	All Other Compens- ation	Total
Name and Principal Position	Year	( $ )	( $ )(1)	( $ )	( $ )(2)	( $ )	( $ )(3)	( $ )(4)	( $ )
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gregory B. Jones(5)	2009	210,000	0	0	0	0	7,900	30,793	248,693
Former Chairman & CEO	2008	240,000	500	0	17,450	0	9,480	13,815	281,245
Company & Bank	2007	225,000	250	0	14,680	0	9,000	13,500	262,430

Nathaniel F. Hughes	2009	179,200	250	0	0	0	9,480	0	188,930
President & CEO	2008	179,200	500	0	11,635	0	9,480	10,325	211,140
Company & Bank	2007	168,000	250	0	19,800	0	9,000	11,956	209,006

Jerry D. Lee	2009	170,700	250	0	0	0	9,480	0	180,430
Ex. Vice President	2008	170,700	500	0	11,635	0	9,480	9,741	202,056
Chief Credit Officer	2007	160,000	250	0	19,800	0	9,000	11,404	200,454
Bank

Robert B. Watson	2009	150,000	250	0	0	0	0	0	150,250
Ex. Vice President	2008	146,100	500	0	11,635	0	0	7,913	166,148
Sr. Loan Officer	2007	137,000	250	0	16,300	0	0	9,670	163,220
Bank

Carolyn J. Smith	2009	95,500	250	0	0	0	0	0	95,750
Sr. Vice President	2008	93,000	500	0	5,818	0	0	5,223	104,541
Chief Deposit Officer	2007	89,000	250	0	6,990	0	0	4,962	101,202
Bank

Gary W. Petty Jr.	2009	92,500	250	0	0	0	0	0	92,750
Sr. Vice President	2008	89,000	500	0	5,818	0	0	5,134	100,452
CFO	2007	85,000	250	0	6,990	0	0	4,815	97,055
Company & Bank

(1)	Represents small cash bonuses paid to the entire workforce in connection with the Christmas holiday season.
(2)
The amounts in this column reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. No options were awarded based on fiscal 2009 performance. Fiscal 2008 option awards were made on March 1, 2009 with a Black-Scholes value of $1.13 per share. A more detailed discussion of the assumptions used in the valuation of option awards made in fiscal 2009 based on performance during 2008 may be found in Note 14 of the Notes to the Financial Statements in the Company’s Form 10-K for the fiscal year ended December 31, 2009. Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible.

(3)
The amounts in this column reflect the aggregate amount of cash fees earned or paid to employee directors for attending meetings of the Board and the Bank, as described in greater detail under the section entitled “Director Compensation” below.

(4)
Amounts for fiscal 2008 represent aggregate Company contributions to its 401(k) plan and Employee Stock Ownership Plan (ESOP), which consisted of the following for each named executive officer: Mr. Jones – $4,827 (401(k)) and $8,988 (ESOP); Mr. Hughes – $3,608 (401(k)) and $6,717 (ESOP); Mr. Lee – $3,404 (401(k)) and $6,337 (ESOP); and Mr. Watson – $2,765 (401(k)) and $5,148 (ESOP). No such contributions were made for fiscal 2009. The fiscal 2009 amount for Mr. Jones represents the aggregate amount of severance payments and continued benefits paid or reimbursed to Mr. Jones with respect to fiscal 2009 under the terms of his separation agreement following his resignation. Assuming Mr. Jones complies with the terms of the separation agreement and assuming the continuation of benefits payable to him through May 31, 2010, Mr. Jones will be entitled to receive an aggregate of $94,158 in additional payments and reimbursable benefits during fiscal 2010. These payments are described in more detail under the heading “Separation Agreement with Mr. Jones” below.

(5)
Mr. Jones resigned as Chairman and Chief Executive Officer and as a director of the Company, and was no longer employed by the Company, effective November 12, 2009. See the section entitled “Separation Agreement with Mr. Jones” below for a description of his separation agreement.

Outstanding Equity Awards at 2009 Fiscal Year-End Table and Narrative

The following table sets forth information concerning outstanding equity based awards for each of the named executive officers as of December 31, 2009.  Because the Company has never issued stock appreciation rights, restricted stock awards or other stock awards, the table excludes all columns relating to such awards.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards (1)
		Number of Securities Underlying Unexercised Options (2)		Option Exercise	Option
	Grant	Exercisable	Unexercisable	Price	Expiration
Name	Date	(#)	(#)	($)	Date
Gregory B. Jones(3)	3/01/2000	4,000		3.250	3/01/2010
	3/01/2001	20,400		3.250	3/01/2011
	5/01/2002	32,000		3.625	5/01/2012
	3/01/2003	34,000		3.625	3/01/2013
	3/01/2004	34,800		5.438	3/01/2014
	3/01/2005	18,000		9.225	3/01/2015
	3/01/2006	7,800		13.250	3/01/2016
	3/01/2007	2,250		15.240	3/01/2017
	3/01/2008	0		7.990	3/01/2018

Nathaniel F. Hughes(4)	3/01/2000	22,000		3.250	3/01/2010
	3/01/2001	20,400		3.250	3/01/2011
	5/01/2002	20,000		3.625	5/01/2012
	3/01/2003	22,000		3.625	3/01/2013
	3/01/2004	26,000		5.438	3/01/2014
	3/01/2005	18,000		9.225	3/01/2015
	3/01/2006	7,800	5,200	13.250	3/01/2016
	3/01/2007	1,950	4,550	15.240	3/01/2017
	3/01/2008	0	8,500	7.990	3/01/2018
	3/01/2009	0	10,000	3.650	3/01/2019

Jerry D. Lee(4)	3/01/2000	22,000		3.250	3/01/2010
	3/01/2001	20,400		3.250	3/01/2011
	5/01/2002	20,000		3.625	5/01/2012
	3/01/2003	22,000		3.625	3/01/2013
	3/01/2004	26,000		5.438	3/01/2014
	3/01/2005	14,000		9.225	3/01/2015
	3/01/2006	7,800	5,200	13.250	3/01/2016
	3/01/2007	1,950	4,550	15.240	3/01/2017
	3/01/2008	0	8,500	7.990	3/01/2018
	3/01/2009	0	10,000	3.650	3/01/2019

	Option Awards (1)
		Number of Securities Underlying Unexercised Options (2)		Option Exercise	Option
	Grant	Exercisable	Unexercisable	Price	Expiration
Name	Date	(#)	(#)	($)	Date
Robert B. Watson(4)	3/01/2003	8,000		3.625	3/01/2013
	3/01/2004	10,000		5.438	3/01/2014
	3/01/2005	6,000		9.225	3/01/2015
	3/01/2006	4,800	3,200	13.250	3/01/2016
	3/01/2007	1,500	3,500	15.240	3/01/2017
	3/01/2008	0	7,000	7.990	3/01/2018
	3/01/2009	0	10,000	3.650	3/01/2019

Carolyn J. Smith(4)	3/01/2000	1,600		3.250	3/01/2010
	3/01/2001	2,000		3.250	3/01/2011
	5/01/2002	3,200		3.625	5/01/2012
	3/01/2003	4,000		3.625	3/01/2013
	3/01/2004	4,000		5.438	3/01/2014
	3/01/2005	2,500		9.225	3/01/2015
	3/01/2006	2,400	1,600	13.250	3/01/2016
	3/01/2007	675	1,575	15.240	3/01/2017
	3/01/2008	0	3,000	7.990	3/01/2018
	3/01/2009	0	5,000	3.650	3/01/2019

Gary W. Petty Jr.(4)	5/01/2002	1,000		3.625	5/01/2012
	3/01/2003	1,600		3.625	3/01/2013
	3/01/2004	2,600		5.438	3/01/2014
	3/01/2005	1,500		9.225	3/01/2015
	3/01/2006	900	600	13.250	3/01/2016
	3/01/2007	300	700	15.240	3/01/2017
	3/01/2008	0	3,000	7.990	3/01/2018
	3/01/2009	0	5,000	3.650	3/01/2019

(1)
All employee stock options have been awarded under the Company’s Statutory-Nonstatutory Stock Option Plan, which was approved by the shareholders in 1996, and the Company’s 2002 Long Term Incentive Plan, which was approved by the shareholders in 2002. All unexercised stock options have been adjusted for the 2-for-1 stock splits of September 2004 and December 2006.

(2)	All employee stock options vest 30% on the second anniversary of the grant date, 60% on the third anniversary of the grant date and 100% on the fourth anniversary of the grant date.
(3)
In accordance with the terms of the respective stock option plans and agreements under which Mr. Jones’s stock options were awarded, (i) all stock options that had not vested as of his resignation date of November 12, 2009 were deemed to have expired and terminated; and (ii) all stock options that had vested as of his resignation date remained exercisable for a period of 90 days thereafter. The number of shares underlying unvested stock options that terminated effective as of his resignation date was as follows: 5,200 shares underlying options granted on March 1, 2006; 4,550 shares underlying options granted on March 1, 2007; 8,500 shares underlying options granted on March 1, 2008; and 15,000 shares underlying options granted on March 1, 2009. In addition, because Mr. Jones did not exercise any of the vested stock options within 90 days after his resignation date, all such options were deemed to have expired and terminated at that time. Pursuant to the terms of the Company’s 2002 Long Term Incentive Plan, following their expiration and termination all shares underlying options previously granted to Mr. Jones under this plan became available for distribution in connection with future awards under the plan.

(4)
On February 26, 2010, all named executive officers voluntarily forfeited their options for the award years 2006 and 2007, and the shares underlying these options became available for distribution in connection with future awards under the plan.

Agreements or Arrangements Providing for Potential Payments Upon Termination or Change-in-Control

Key Executive Employment and Severance Agreements

The Company has entered into Key Executive Employment and Severance Agreements (the “key executive agreements”) with two of the named executive officers: Nathaniel F. Hughes, President and Chief Executive Officer; and Jerry D. Lee, Executive Vice President and Chief Credit Officer (the “key executives”). Although the Company also entered into a key executive agreement with Mr. Jones, this agreement was terminated effective November 12, 2009 in connection with his resignation from the Company and entry into the separation agreement described below. The key executive agreements had an initial term of three years and have been extended, with Board approval, until March 2, 2011. If a change-in-control event occurs within nine months of the expiration of the term, the term of the agreement will be automatically extended to the date of the change-in-control. Under the terms of the key executive agreements, the key executives are entitled to the payments and benefits described below only if a change-in-control occurs with respect to the Company or the Bank and the successor entity fails to offer employment to the key executive at the position of vice president or above, following negotiations between the key executive and the successor entity, as documented by a written employment agreement with the successor entity containing minimum terms specified below.

As a condition to the closing of any such merger or consolidation, the Company must require that the successor entity negotiate with the key executive for continued employment upon terms to be set forth in the written employment agreement. At a minimum, the employment agreement, if any, must (i) be for a period of no less than two years from the date of the change-in-control; (ii) provide for annual salary at least equal to the key executive’s annual base compensation in effect on the date of the change-in-control; (iii) provide for reimbursement of necessary and reasonable expenses, including travel expenses; (iv) include the key executive in all benefits generally available to employees of the successor entity and such other benefits and perquisites as are provided to other employees of comparable position and status; (v) paid vacations and holidays in an amount not less than that to which the key executive is entitled on the date of the change-in-control or such amount as is made available to other employees of comparable position and status; and (vi) include the key executive in all plans providing special benefits to other employees of comparable position and status.

The payments and benefits that would be payable to the key executive in the event good faith negotiations fail to result in an employment agreement (containing the minimum terms) between the key executive and the successor entity following a change-in-control are:

•	All salary accrued but not yet paid through the date the key executive’s employment is terminated;

•	Reimbursement of all expenses incurred by the key executive on behalf of the Company, the Bank or the successor entity, but not yet paid, through the termination date;

•	All cash benefits previously earned, but not yet paid, including deferred compensation, accrued pension, bonus or incentive compensation, through the termination date;

•	All other payments to which the key executive may be entitled under the terms of any benefit plan of the Company or the Bank;

•	All incentive stock options, restricted stock and stock appreciation rights to which the key executive may be entitled will immediately become fully vested; and

•	A lump sum payment, equal to two times the key executive’s annualized base compensation then in effect at the termination date.

In the event the key executive fails to negotiate for employment in good faith, he will be entitled only to the accrued but unpaid compensation and benefits set forth in the first four bullets above and will not be entitled to accelerated vesting of equity awards or the lump sum severance payment. The key executive agreements also prohibit the key executives, so long as any change-in-control payment is made as described above, from engaging in any business activities within the Chattanooga Standard Metropolitan Statistical Area which are in competition with any business or activity of the successor entity for a period of one-year from the change-in-control date.

For purposes of the key executive agreements, a “change-in-control” occurs when (i) the shareholders of the Company or the Bank approve a merger or consolidation of either entity with any other entity as a result of which less than 50% of the outstanding voting securities of the surviving entity are owned by the former shareholders of the Company or the Bank; or (ii) the shareholders of the Company approve a sale of substantially all of the assets of the Bank to an entity that is not a wholly owned affiliate of the Company.

Separation Agreement with Mr. Jones

Effective November 12, 2009 (the “resignation date”), Mr. Jones resigned his employment and directorships with the Company and the Bank pursuant to a separation agreement. Except as provided in the separation agreement, no future compensation, allowances or benefits payable by the Company will accrue to Mr. Jones.

Under the terms of the separation agreement, Mr. Jones is entitled to receive the following:

•
Cash severance payments totaling $120,000, less appropriate withholdings, payable in equal bi-weekly installments for a period of six months from November 13, 2009 through May 7, 2010 (i.e., for a total of 13 bi-weekly payments of $9,230.77 each), in full satisfaction of any other severance payment obligations the Company or the Bank may otherwise have had to Mr. Jones; and

•	Reimbursement of the costs of health insurance benefits continued under COBRA through May 31, 2010 or until Mr. Jones becomes eligible for replacement coverage, which occurs sooner.

The separation agreement also includes a general release in favor of the Company and the Bank, a non-disparagement provision, and the agreement of Mr. Jones not to disclose confidential or secret information of the Company and not to solicit employees, for a period of one year following the resignation date, to terminate their relationships with the Company or the Bank or to become employed or associated with another bank or bank holding company. The violation of any of these provisions could result in the forfeiture of amounts otherwise payable to Mr. Jones under the separation agreement.

Company Equity Plans

Under the terms of the Company’s 2002 Long Term Incentive Plan, the vesting of any outstanding stock options and other awards under the plan will be accelerated upon the occurrence of a change of control so that all awards not previously exercisable and vested are fully exercisable and vested. For purposes of this plan, a “change of control” means the happening of any of the following:

•
When any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company’s then outstanding securities;

•
The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, by merger or otherwise; or

•
The filing of an application with any regulatory authority having jurisdiction over the ownership of the Company by any “person” (as defined above) to acquire 51% or more of the combined voting power of the Company’s then outstanding securities.

Also under the terms of the plan, if the employment of a participant in the plan is terminated for any reason following a change of control, any outstanding stock options or other awards under the plan granted to the participant that are not fully exercisable and vested will become fully exercisable and vested as of the date of such termination and any obligations to pay amounts to the Company or any subsidiary in connection with an award will be terminated as of the date when such termination occurs.

DIRECTOR COMPENSATION

Fees for Board Service

The Company’s directors do not receive fees for attendance at meetings of the Board or committees of the Board of the Company. Rather, because these meetings are held concurrently with the meetings of the Board and equivalent committees of the Board of the Bank, meeting fees are paid by the Bank solely with respect to attendance at meetings of the Board and committees of the Board of the Bank. Although employee directors are entitled to receive cash fees for attendance at Board meetings, they are not eligible for Board committee attendance fees or to participate in the Company’s annual cash incentive or long-term incentive award programs. In fiscal 2009, each director received $790 for attendance at each concurrent Board meeting (two paid absences per calendar year are allowed). Each non-employee director (also referred to herein as an “independent director”) also received $265 for attendance at each concurrent Audit Committee meeting and $210 for attendance at each other Board committee meeting (including concurrent meetings of equivalent Board and Bank committees and meetings of the Bank’s Loan Committee), except that the Chairperson of the Audit Committee and of each other Board committee of the Bank received $290 and $240, respectively, for attendance at such meetings. The Chairman of the Board also receives cash chairmanship fees (currently, $100,000 on an annualized basis) for such service. Total director fees paid by the Bank for services rendered on behalf of the Bank in 2009 (excluding fees paid for Eagle Board Service) were $161,624.

In addition, Board members who are also directors of Eagle received $400 for each Eagle board meeting attended in 2009. Eagle held four board meetings during 2009. There are no other fees or compensation earned for being on Eagle’s board and Eagle does not have any standing committees. Total director fees paid by Eagle for services rendered on behalf of Eagle in 2009 were $4,400.

Director Annual Cash Incentive Awards

The independent directors of the Company are eligible to receive an annual cash incentive award if the Company meets certain financial performance goals set forth in its profit plan, as from time to time amended. These payments may be paid in cash or, at the election of each independent director under the 2004 Non-Employee Director Compensation Plan, in shares of Common Stock. Performance targets are established at the beginning of the fiscal year through the financial budgeting process. Therefore, the independent directors’ annual cash incentive awards are determined based on the Company’s overall financial performance. The opportunity to earn a cash incentive award payment ranges from 0% to 100% of the average independent directors’ compensation received in Board, subsidiary Board and committee fees. The independent directors’ cash incentive award pool is further limited to not be greater than the executive officers’ cash incentive award pool. Because the Company did not provide any funds for the executive officers’ cash incentive award pool in fiscal 2009, the independent directors did not receive any cash incentive awards for fiscal 2009.

Director Long-Term Equity Based Awards

The Company’s independent directors are also eligible to participate in the Company’s Statutory-Nonstatutory Stock Option Plan and the 2002 Long Term Incentive Plan, each of which was previously approved by the Company and its shareholders. The Compensation Committee establishes, in February of each fiscal year, assuming the achievement of certain financial targets for such fiscal year, the value of the Company’s incentive stock options that will be issued the following calendar year. Based on the market value of the incentive stock options issued to all Company employees, the independent directors as a group participate at a level of 15% of the total market value of all stock options granted to both employees and independent directors. The employee grant represents 85% of the total Company grant, while the independent director grant, as a group, represents 15% of the total Company grant. Because the Company did not award incentive stock options to employees in fiscal 2010 based on fiscal 2009 performance, the independent directors did not receive a fiscal 2010 award of non-qualified stock options. When awarded, non-qualified stock options issued to independent directors vest 50% on the first anniversary of the grant date and 100% on the second anniversary of the grant date. The Compensation Committee does not support the timing of granting stock options with the release of material non-public information. Instead the Compensation Committee has chosen March 1 of each year as the grant date of stock options to eliminate any suspicion of timing the stock option grant date. The Compensation Committee has never, and has no plans to ever, time the stock option grant dates to the release of material non-public information for the purpose of affecting the value of executive compensation. The Company has recognized the compensation expense related to the shares subject to these awards.

Director Compensation Table

The following table sets forth the compensation earned by the Company’s independent directors for services rendered during the fiscal year ended December 31, 2009:

DIRECTOR COMPENSATION FOR FISCAL 2009*

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name	($)(1)	($)	($)(2)	($)	($)	($)
B Kenneth Driver	10,740	0	0	0	0	10,740
Karl Fillauer	10,320	0	0	0	0	10,320
David G. Fussell (3)	10,905	0	0	0	0	10,905
Lawrence D. Levine	11,410	0	0	0	0	11,410
Frank S. McDonald	13,300	0	0	0	0	13,300
Doyce G. Payne, M.D.	14,710	0	0	0	0	14,710
Wesley M. Welborn	29,049	0	0	0	0	29,049
Kim H. White (4)	10,630	0	0	0	0	10,630
Billy O. Wiggins	16,090	0	0	0	0	16,090
Marsha Yessick	12,010	0	0	0	0	12,010

*
Nathaniel F. Hughes, Gregory B. Jones and Jerry D. Lee are named executive officers in this proxy statement and are or were also members of the Board of Directors of the Company during fiscal 2009. Their director compensation is set forth under “Column (h)” of the “Fiscal 2009 Summary Compensation Table” above and, as a result, has been omitted from this table. Mr. Jones resigned from the Board effective November 12, 2009, and Mr. Lee has not been elected to stand for re-election to the Board at the Shareholders Meeting.

(1)
The aggregate amount of director fees for fiscal 2009 includes aggregate meeting fees paid by Eagle for service on its board of directors as follows: Mr. Welborn $1,200; Ms. Yessick $1,600; Mr. Wiggins $1,600. In addition, the aggregate amount for Mr. Welborn includes fiscal 2009 chairmanship fees paid to him following his appointment as Chairman of the Board effective November 12, 2009.

(2)
For each non-employee director, the aggregate number of shares of Common Stock underlying option awards outstanding (whether or not exercisable) at December 31, 2009, after giving effect to the 2-for-1 stock splits in September 2004 and December 2006, was as follows: Mr. Driver—11,650 shares; Mr. Fillauer—11,650 shares; Mr. Fussell—2,050 shares; Mr. Levine—11,650 shares; Mr. McDonald—8,650 shares; Dr. Payne—11,650 shares; Mr. Welborn—8,650 shares; Mr. Wiggins—11,650 shares; and Ms. Yessick—11,650 shares. On February 26, 2010, all independent directors voluntarily forfeited their options for the award years 2006 and 2007, and the shares underlying these options became available for distribution in connection with future awards under the plan. Non-qualified stock options are granted to independent directors with an exercise price equal to the market price on the grant date, and vest 50% on the first anniversary of the grant date and 100% on the second anniversary of the grant date.

(3)	Mr. Fussell began serving as a director on January 20, 2009.
(4)
Ms. White began serving as a director on February 17, 2009 and resigned effective December 16, 2009. All options awarded to Ms. White prior to her resignation were forfeited as of the date of resignation.

THE COMPANY’S LONG-TERM EQUITY AND QUALIFIED RETIREMENT PLANS

401(k) Plan

The Company has a 401(k) plan covering employees meeting certain age requirements and service date requirements. The plan is structured such that employees can contribute to the plan on a tax-deductible basis and have their contributions invested in various investment funds offered under the plan. The plan permits, but does not require, the Company to make an employer matching contribution during the plan year. Employer contributions, which when made represent 33% of the first 6% of an employee’s salary contributed to the plan, totaled $0 in 2009.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan (“ESOP”) to which the Company contributes 100% of the contribution toward purchasing the Company’s Common Stock, and allocates the contribution among the participants based on regulatory guidelines. The Company has set a maximum guideline of 9% of base pay, including cash incentive performance awards, as a maximum contribution limit. However, the Company will only provide a contribution to the ESOP when the Compensation Committee, upon approval of the Board, recommends a Company contribution. The Company’s contribution is determined by the financial performance of the Company on a year-to-year basis, and the benchmarks are established by the Compensation Committee. Employer contributions are available to all employees who complete more than 1,000 hours of service per year. There are certain age and years-of-service requirements before contributions can be made for the benefit of the employee. The ESOP plan also provides for a three year 100% vesting requirement; therefore, employees terminating employment before their third anniversary date will forfeit their accrued benefit under the ESOP. The forfeiture will be re-allocated among the remaining ESOP participants. The Company contributed $0 to the ESOP for 2009.

Cornerstone Bancshares, Inc. Statutory-Nonstatutory Stock Option Plan

The Company established the Statutory-Nonstatutory Stock Option Plan during 1996 as a long-term incentive for eligible employees and directors. A total of 820,000 shares, as adjusted for the 2-for-1 stock splits effective September 2004 and December 2006, are available for issuance under the plan, of which 220,000 were allocated as incentive stock options and 600,000 were allocated as nonqualified stock options. The persons eligible to receive incentive stock options under the plan are key Company employees and officers selected by the Compensation Committee. Persons designated by the Compensation Committee who are eligible to receive nonqualified options need not be employees of the Company and generally will be non-management directors of the Company. The nonqualified stock options are issued at the market value of the Company’s stock and are exercisable upon issue. The term of all options issued under the plan is for 10 years. Under the terms of the plan, no further incentive stock options may be awarded. As of December 31, 2009, a total of 71,600 incentive stock options had been exercised, 124,800 outstanding incentive stock options remained exercisable and 23,600 had been forfeited under the terms of the plan. As of December 31, 2009, a total of 595,000 nonqualified stock options had been granted under the plan (of which, 526,000 had been exercised and 69,000 remained exercisable) and 5,000 nonqualified stock options remained available for future issuance. On February 26, 2010, all independent directors voluntarily forfeited their options for the award years 2006 and 2007, and the shares underlying these options became available for distribution in connection with future awards under the plan.

Cornerstone Bancshares, Inc. 2002 Long Term Incentive Plan

The Company established the 2002 Long Term Incentive Plan (the “Incentive Plan”) with shareholder approval in April 2002 as long-term incentive for eligible employees and directors. A total number of 1,200,000 shares, as adjusted for the 2-for-1 stock splits effective September 2004 and December 2006, are available for issuance under the Incentive Plan. The Incentive Plan allows for the issuance of restricted stock, stock appreciation rights, performance awards, non-qualified stock options and incentive stock options. The persons eligible to receive grants under the Incentive Plan are key Company officers, employees and directors selected by the Compensation Committee. The incentive stock options are issued at the market value of the Common Stock and vest 30% on the second anniversary of the grant date, 60% on the third anniversary of the grant date and 100% on the fourth anniversary of the grant date. The nonqualified stock options are issued at the market value of the Common Stock and vest 50% on the first anniversary of the grant date and 100% on the second anniversary of the grant date. The term of all grants are determined by the Compensation Committee, but may not exceed ten years. As of December 31, 2009, a total of 789,550 incentive stock options had been issued to Company employees under the Incentive Plan, of which 674,875 remained outstanding. Of the incentive stock options that had been issued as of December 31, 2009, 12,650 had been exercised, 463,152 remained exercisable, 211,723 remained unvested and 70,725 had been forfeited and made available for future issuance under the plan.  As of December 31, 2009, a total of 33,300 nonqualified stock options had been issued to Company directors under the Incentive Plan, of which 31,250 remained outstanding. Of the nonqualified stock options that had been issued as of December 31, 2009, none had been exercised, 6,400 remained exercisable, 24,850 remained unvested and 2,050 had been forfeited and made available for future issuance under the plan.  The Incentive Plan has 506,075 remaining stock options available for future issuance.

Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan

The Company’s Board of Directors established the 2004 Non-Employee Director Compensation Plan (the “Director Plan”) to provide to non-employee directors the option to receive all or part of their compensation for serving on the Board and on any committee of the Board in shares of Common Stock. The total number of shares that may be issued under the Director Plan may not exceed 80,000, as adjusted for the 2-for-1 stock splits effective September 2004 and December 2006. Shares of Common Stock payable under the Director Plan are issued within forty-five days of the end of the calendar quarter in which they were earned. The number of shares delivered pursuant to the Director Plan is equal the amount of the applicable director compensation divided by the average closing price of the Common Stock for the five trading days immediately preceding the date on which such director compensation was earned. No shares of Common Stock have been issued under the Director Plan.

Equity Compensation Plan Information as of December 31, 2009

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders:	899,925	$6.53	486,225
Equity compensation plans not approved by security holders:	0	$0.00	80,000
Total	899,925	$6.53	566,225

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company directors, executive officers and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of the Company and its subsidiary. These persons, corporations and firms have had transactions in the ordinary course of business with the Company and its subsidiary, including borrowings, all of which, in the opinion of management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company and its subsidiary expect to have such transactions on similar terms with directors, executive officers and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers and related parties as of December 31, 2009 was approximately $190,041, which represented 0.68% of the Company’s consolidated shareholders’ equity on that date.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company and persons who own 10% or more of the Company’s Common Stock are required to report to the Securities and Exchange Commission (the “SEC”), within specified due dates, their initial beneficial ownership of the Company’s Common Stock and all subsequent changes to their beneficial ownership. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file in accordance with Section 16(a). Based solely on the Company’s review of these reports or on representations or information provided to the Company by the persons required to make such filings, the Company believes that all Section 16(a) filing requirements were complied with during the last fiscal year, with the exception of the following filings: (1) David Fussell filed (a) one late report on Form 3 on March 5, 2009, reporting that he did not beneficially own any Company securities at the time he became a reporting person on December 2, 2008, and (b) one late report on Form 4 on March 5, 2009, reporting one late transaction related to the grant on March 1, 2009 of stock options to acquire 2,050 shares of the Company’s Common Stock; (2) Nathaniel F. Hughes filed three late reports on Form 4, which were filed (a) on August 14, 2009, reporting one late transaction related to the purchase on August 11, 2009 of 1,500 shares of the Company’s Common Stock, (b) on November 3, 2009, reporting one late transaction related to the purchase on October 29, 2009 of 193 shares of the Company’s Common Stock, and (c) on November 12, 2009, reporting one late transaction related to the purchase on November 5, 2009 of 411 shares of the Company’s Common Stock; (3) Lawrence D. Levine filed two late reports on Form 4, which were filed (a) on March 16, 2009, reporting one late transaction related to the sale of 1,250 shares of the Company’s Common Stock on March 11, 2009, and (b) on September 10, 2009, reporting one late transaction related to the sale of 416 shares of the Company’s Common Stock on August 10, 2009; (4) Wesley M. Welborn filed one late report on Form 4 on August 28, 2009, reporting two late transactions related to the purchase of an aggregate of 3,500 shares of the Company’s Common Stock on August 25, 2009; and (5) Kim H. White filed (a) one late report on Form 3 on March 5, 2009, reporting Company securities beneficially owned by her at the time she became a reporting person on February 17, 2009, and (b) two late reports on Form 4, which were filed (i) on March 5, 2009, reporting one late transaction related to the grant on March 1, 2009 of stock options to acquire 2,050 shares of the Company’s Common Stock, and (ii) on April 1, 2009, reporting two late transactions related to the purchase of 500 shares and 1,500 shares of the Company’s Common Stock on March 12, 2009 and March 13, 2009, respectively.

Shareholder Proposals for the 2011 Annual Meeting

Under SEC rules, proposals from the Company’s eligible shareholders for presentation for action at the 2011 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than November 26, 2010 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to the 2011 Annual Meeting of Shareholders.

Available Information

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. This information is available on the Internet at the SEC’s website at www.sec.gov. Shareholders may also read and copy such reports, proxy statements and other information at the Public Reference Room at 100F Street, N.E., Washington, D.C. 20549. Shareholders may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K is being mailed with this proxy statement to each shareholder of record.